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EXHIBIT 10.19

                                           Translation from the Russian Language
                                           -------------------------------------

                         CONFIRMED
                         by the protocol No. 1 of the General Meeting of the participants dated 24 November 2000

                         State-owned scientific institute "Scientific physical and technical research institute of the State University of Krasnoyarsk of the Ministry of Education of the Russian Federation" in the person of the Director, Kirko V.O._____________


                         stamp


                         "Advanced Technology Industries, Inc."
                         Mr. Peter Goerke_______________________


                         stamp





                            ARTICLES OF ASSOCIATION


                        OF THE OPEN JOINT-STOCK COMPANY

                       "INTERNATIONAL CENTRE FOR ADVANCED
                                 TECHNOLOGIES"





                                  Krasnoyarsk
                                      2001



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The open joint-stock company international Centre for Advanced Technologies"
(the "Company") was incorporated in accordance with the Civil Code of the Russian Federation and the Federal Law "On Joint Stock Companies" (the "Law").


                    ARTICLE 1. NAME AND PLACE OF THE COMPANY

1.1. The full and official name of the Company is Open joint-stock company "International Centre for Advanced Technologies" The abbreviated name of the Company is OAO "MCPT",

1.2.     The place of the Company is Krasnoyarsk Krai, Sheleznogorsk.


                     ARTICLE 2. LEGAL STATUS OF THE COMPANY

2.1 The Company is a juridical person. The Company shall obtain the rights and duties of a juridical person at the date of its registration. The Company has a seal containing its full name a trade mark (logo), it keeps current and other bank accounts in Roubles and foreign currency in bank institutes.

2.2.     The Company was founded by:

         - the state-owned scientific institute "Scientific physical and technical research Institute of the State University of Krasnoyarsk of the Ministry of Education of the Russian Federation"
         -        Advanced Technology Industries, Inc.

2.3. The Company shall bear liability for its obligations only with the properly belonging to it. The shareholders bear the losses within the limits of their deposit (shares belonging to them). The Company is not liable for property liabilities of the shareholders.


              ARTICLE 3. AIMS AND NATURE OF BUSINESS OF THE COMPANY

3.1. The main aim of the Company is the introduction of advanced technologies into industry, innovative business, extension of the commodity and services markets as well as the increase of profits.

3.2.     The main types of business of the stock company are:
         -        organisation of advanced high-tech productions;
         -        financing of setting up pilot industrial technologies;
         - sale of technology in Russia and to near and far foreign countries;
         -        transactions with securities;
         -        advertising, marketing and exhibition activities
         - promotion of high-tech commodities and services on the markets of Russia and of near and far foreign countries;
         - organisation and implementation of competitions, conferences, presentations and other activities;
         -        foreign economic business;


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         -        production of pilot industrial lots of goods on the basis of high-tech technologies;
         as well as other types of business which are allowed under the Law.

3.3. The company exercises any kind of business activities in accordance with the aim of its business except for those forbidden by legislative acts of the Russian Federation.


                           ARTICLE 4. CHARTER CAPITAL

4.1. The charter capital of the Company amounts to 84000 (Eighty four thousand) Roubles.

4.2.     Within 30 (thirty) days after registration the Company:

         - shall issue the following types of shares with identical nominal value: 1) 100000 (one hundred thousand) pieces of common shares. The nominal value of the share is 84 (eighty four) kopeck.
         - shall maintain a register of the shareholders necessarily containing the following information: number and types of shares, date of purchase, name and place (residence) of the shareholder, historical cost of the shares.

4.3. The shareholder shall receive, on written request, an extract from the shareholder register certified with a stamp of the Company. The Company has to maintain a journal of the extracts from the register. The journal has to be numbered, tied up, and stamped with the stamp of the Company. Each shareholder is entitled to ascertain that he is included in the register of shareholders, and the holder of the shareholder registry has to provide the shareholder with a record on his inclusion into the register.

4.4. The Company is entitled to acquire on the organised security market shares issued by itself (except for shares sold by property funds and their representatives) in order to sell them to other persons. During one year the Company can't buy more than 10% of its own shares.

         The shares acquired shall remain in the balance sheet of the Company not more than one year. The distribution of profit as well as the voting and the determination of the quorum of a shareholder meeting are effected without taking into account these shares. Shares which are not sold during this period have to be abolished with a corresponding reduction of the charter capital of the Company.


                ARTICLE 5. RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

5.1. The possessor of common shares is entitled to participate personally or through authorised representatives in the shareholder meetings and to submit proposals for discussion in accordance with these Articles of Association.

5.2. The possessor of common shares has the right to sell his shares without approval of the other shareholders.


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5.3.     For each common share its possessor obtains one vote at the shareholder meeting.

5.4. In case of liquidation of the Company after the settlement of the creditors' claims the remaining property is used for making payments as follows:
                  the remaining property is divided between the possessors of common shares proportionally to the percentage of ownership in the total amount of shares issued by the stock company.


                         ARTICLE 6. SHAREHOLDER MEETING

6.1 The general shareholder meeting is the Company's supreme management organ.
         The Company must annually hold a general shareholder meeting (annual shareholder meeting).
         The annual general shareholder meeting shall be held no earlier than two months and no later than 6 months after the end of the Company's financial year. The annual general shareholder meeting shall decide the issue of election of the Company's Board of directors and inspection commission (inspector), approval of the Company's auditor, and consideration of the Company's annual report submitted by the Board of directors and other documents.
         General shareholder meetings held in addition to the annual meeting are extraordinary meetings.

6.2 The date and procedure for holding a general shareholder meeting, the procedure for notifying shareholders about its holding, and the list of materials (information) made available to shareholders during preparation for holding a general shareholder meeting shall be established by the Company's Board of directors in accordance with the requirements of the Law.

6.3. The following issues shall be included within the competence of the general shareholder meeting:

         1) introduction of changes and additions to the Company's Articles of Association or approval of a new version of the Company's Articles of Association;
         2)       reorganisation of the Company;
         3) liquidation of the Company, appointment of the liquidation commission and approval of the interim and final liquidation balance sheets;
         4) specification of the number of members of the Company's Board of directors (supervisory Board), election of its members and early termination of their powers;
         5)       specification of the maximum amount of announced shares;
         6) increasing of the Company's charter capital through increasing the nominal value of shares or through issuing additional shares;
         7) decreasing the Company's charter capital through decreasing the nominal value of shares, acquisition by the Company of part of the shares with the goal of reducing their total number or cancelling of not fully paid shares in accordance with Article 29 of the Law and also through cancelling shares acquired or redeemed by the Company in accordance with numbered-paragraph 3 of article 72 and paragraph 2 of numbered-paragraph 6 of article 76 of the Law;


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         8)       formation of the Company's executive organ and early
                  termination of its powers;
         9) election of the members of the inspection commission (inspector) and early termination of their powers;
         10)      approval of the Company's auditor;
         11) approval of the Company's annual reports, bookkeeping balance sheets, profit and loss accounts and distribution of its profits and losses;
         12) adoption of a decision on waiver of the preemptive rights of shareholders to acquire the Company's shares or securities convertible into shares established in article 40 of the Law;
         13)      the procedure for holding a general meeting;
         14)      the formation of the tabulation commission;
         15) determining the form of notice to shareholders of materials (information), including determining the press organ if notice is in the form publication;
         16)      splitting and consolidating shares;
         17) conclusion of transactions in the cases established in article 83 of the Law;
         18) completion of major transactions connected with the acquisition and alienation of property by the Company in the cases established n Article 79 of the Law;
         19) the repurchase and redemption of shares issued by the Company in the cases established in the Law;
         20) participation in holding companies, financial-industrial groups, other associations of commercial organisations;
         21)      decision of other issues established in the Law.

6.4. Decisions of the issues indicated in subparagraphs 1-18 of numbered-paragraph 6.3. of this Article shall be included within the exclusive competence of the general shareholder meeting. Issues included within the exclusive competence of the general shareholder meeting may not be transferred for decision to the Company's executive organ.

6.5. The right to vote on issues brought for voting at the general shareholder meeting is possessed by shareholder-possessors of the Company's common shares.
                  A voting share of the Company is a common share which delivers to its shareholder-possessor the right to vote during the decision of an issue brought for voting.

6.6. A decision by a general shareholder meeting on an issue brought for voting shall be adopted by a majority vote of shareholder-possessors of the Company's voting shares who participate in the meeting, unless the Law or the Company's Articles of Association provides for a larger number of shareholder votes for the adoption of the decision.
                  The count of votes at a general shareholder meeting on issues brought for voting, during the decision of which shareholder-possessors of the Company's common shares possess the right to vote shall be effectuated for voting shares taken together.

6.7. A decision on the issues indicated in subparagraphs 2, 12 and 15 - 20 of numbered-paragraph 6.3. of this Article shall be adopted by the general shareholder meeting only upon a proposal by the Company's Board of directors.
                  A decision on the issues specified in subparagraphs 1 - 3, 5 and 18 of numbered-paragraph 6.3. of this Article shall be adopted by the general shareholder meeting by a three-forth majority vote of shareholder-possessors of voting shares who participate in the general shareholder meeting.


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6.8.     The procedure for adoption of a decision by a general shareholder meeting on the procedure for holding a general shareholder meeting shall be established by the internal documents of the Company approved by a decision of the general shareholder meeting.

6.9. A general shareholder meeting does not have the right to adopt decisions on issues that are not included in the agenda of the meeting or to change the agenda.

6.10. Decisions adopted by the general shareholder meeting and also the voting results shall be reported to the shareholders following the procedure established by the Law, no later than 45 days from the date of adoption of these decisions.

6.11. A shareholder has the right to appeal to court a decision adopted by a general shareholder meeting in violation of the requirements of the Law, other legal acts of the Russian Federation or the Company's Articles of Association, if he did not participate in the general shareholder meeting or voted against the adoption of this decision and the indicated decision violates his rights and legal interests. The court has the right, taking into account all the circumstances of the case to leave the appealed decision in force, if the vote of the given shareholder could not have influenced the voting result, the committed violations are not significant and the decision did not cause losses to the given shareholder.


                          ARTICLE 7. BOARD OF DIRECTORS

7.1. The Board of directors of the Company effectuates the general leadership of the Company's activities, except decision of issues included by the Law within the exclusive competence of a general shareholder meeting. By decision of a general shareholder meeting the members of the Company's Board of directors during the period that they fulfil their duties) may be paid compensation and be reimbursed for expenses connected with their fulfilment of the functions of members of the Company's Board of directors. The amounts of this compensation and reimbursement shall be established by decision of a general shareholder meeting.

7.2. The competence of the Company's Board of directors shall include decision of issues of general leadership of the Company's activities, except issues included by the Law within the exclusive competence of a general shareholder meeting.
                  The following issues are included within the exclusive competence of the Company's Board of directors:
         1)       determining the priority directions of the Company's activity;
         2) convening the Company's annual and extraordinary general shareholder meetings, except for those cases established in numbered-paragraph 6 of article 55 of the Law;
         3)       approving of the agenda of the general shareholder meeting;
         4) determining the date for compiling a list of shareholders having the right to participate in the general meeting and other issues included within the competence of the Company's Board of directors in accordance with the provisions of chapter VII of the Law and connected with preparation for and holding of the general shareholder meeting;


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         5)       submitting for decision by the general shareholder meeting the issues specified in subparagraphs 2, 12, 15-20 of numbered-paragraph 1 of Article 48 of the Law;
         6) increasing of the Company's charter capital through increasing the nominal value of shares or through issuance of shares by the Company within the limits of the number and category
                  (type) of the announced shares;
         7)       issuance by the Company of bonds and other securities;
         8)       determining the market value of property;
         9) acquisition of shares, bonds and other securities by the Company;
         10) conclusion of the transactions established in chapter XI of the Law;
         11) recommending the amount of compensation and reimbursement to be paid to members of the Company's inspection commission (inspector) and determining the amount to be paid for the auditor's services;
         12) recommending the amount of dividends on shares and the procedure for its payment;
         13)      use of the Company's reserve and other funds;
         14) approving the internal documents of the Company that specify the procedure for activity by the Company's management organs;
         15) creation of branches and opening of representations of the Company;
         16) adopting of decisions on the Company's participation in other organisations except for the case established in subparagraph
                  20 of numbered-paragraph 1 of Article 48 of the Law;
         17)      conclusion of major transactions connected with the Company's acquisition and alienation of property in the cases
                  established in Chapter X of the Law;
         18) other issues not included by the Articles of Association or the Law within the exclusive competence of the general shareholder meeting or the sole executive organ of the Company.
                  Issues included within the exclusive competence of the Company's Board of directors may not be transferred for decision to the Company's executive organ.

7.3. Members of the Company's Board of directors shall be elected by an annual general shareholder meeting for a term on one year following the procedure established in the Law and the Company's Articles of Association.
                  Persons elected to membership in the Company's Board of directors may be reelected an unlimited number of times.
                  By decision of the general shareholder meeting, the powers of any member (all members) of the Company's Board of directors may be terminated early.

7.4 The Company's Board of directors shall consist of 6 members. Members of the Board of directors are:
         -        the chairman of the Board of directors;
         - a representative of the GNU "Scientific physical and technical research Institute of the State University of Krasnoyarsk of the Ministry of Education of the Russian Federation"
         -        a representative of "Advanced Technology Industries, Inc.";
         -        the director of the Company;
         -        two members of the Board of directors.


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7.5.     The chairman of the Company's Board of directors is elected by the general shareholder meeting of the Company by simple majority of votes.
                  The general shareholder meeting of the Company has the right at any time to elect a new chairman by a majority of votes.
                  The chairman of the Company's Board of directors shall organise the Boards work, convene meetings of the Company's Board of directors and preside at them, organise the maintaining of a record of the meetings.

7.6. If the chairman of the Company's Board of directors is absent, his functions shall be effectuated by one of the members of the Company's Board of directors by decision of the Board of directors.

7.7. The members of the Company's Board of directors have to respect loyalty to the Company.
                  If a member of the Board of directors has a financial interest in a transaction a party of which is or intends to be the Company, as well as in case of other conflicts of interests between this person and the Company concerning an existing or intended transaction:
                  he is obliged to inform the Board of directors on its interest before taking a decision (conclusion of the transaction);
                  the transaction has to be adopted by the majority of members of the Board of directors not having such an interest, or by the majority of shareholders.
                  A member of the Board of directors having informed the Board of directors in the mentioned way on his financial interest or other conflict of interests can't take part in any discussion or voting concerning this transaction. Members of the Board of directors are regarded as financially interested if they maintain work relations or possess property or creditor's rights with respect to juridical persons, who deliver goods or services to the Company;
                           are large buyers of goods and services produced by the Company;
                           can benefit from the disposition of the property of the Company;
                           the property of which was fully or partly created by the Company, as well as with regard to physical persons to whom these or other definitions mentioned may apply.

7.8. The members of the Board of directors shall use the possibilities of the Company only for the purposes established in numbered-paragraph
         7.2. of these Articles of Association and shall not allow their use for other purposes.
                  The term "possibilities of the Company" in the sense of this Article means:
                           all material and immaterial rights of the Company; the possibilities in the area of business activities; information on the Company's activities and intentions;
                           any rights and authorities of the Company which are of value for it.

7.9. During their assignment as members of the Board of directors and members of the Managing Body they are not entitled to establish or participate in enterprises competing with the Company, except for those cases, when the majority of not interested members of the Board of directors or the shareholders possessing the majority of Common shares of the Company have given their permission.

7.10. The members of the Board of directors and the members of the Managing Body have to fulfil any rules established by the shareholder meeting.


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7.11.    The members of the Board of directors and of the Managing Body are not entitled to directly or indirectly receive any compensation for intervening in the decision making by the Company's Board of directors or Managing Body. The members of the Board of directors and the Managing Body shall be liable to losses caused by violation of the provisions of this Article and be prosecuted criminally or in another way in accordance with the effective laws and regulations of the Russian Federation.

7.12. The members of the Board of directors and the members of the Managing Body shall fulfil their duties reasonably and in a manner they consider most appropriate for the benefit of the Stock Company.

7.13. The members of the Board of directors and of the Managing Body shall be liable to the Company for losses caused by
         - not fulfilling their functions established under these Articles of Association;
         - careless implementation of their functions established under these Articles of Association.

7.14. The members of the Board of directors neglecting the duties established by numbered-paragraphs 7.7, 7.8, 7.9, 7.10, 7.11 and 7.12 of these Articles of Association shall be liable to compensate the total amount of the damage to the Company as a result of the neglect by a member of the Board of directors of the above-mentioned duties, including the full and fair market value of the lost profit.


             ARTICLE 8. MEETING OF THE COMPANY'S BOARD OF DIRECTORS

8.1. Meetings of the Board of directors shall be held if required, however, at least once a month. One meeting of the Board (annual meeting) shall be held no later than three (3) months after the end of the financial year in order to consider the draft of the annual balance sheet of the Company, the profit and loss account and the report of the auditor. The chairman of the Board shall convene the annual meeting and prepare the agenda. At the annual meeting the chairman shall provide the Board with the complete financial information as well as a comprehensive report on the current situation, the main results and intentions of the Company. Extraordinary meetings of the Board of directors may be convened by any two members of the Board of directors.

8.2. Each member of the Board shall be notified about the meeting of the Board in writing in the manner established by the Board of directors. The notification shall include the agenda. All necessary documents connected with the agenda shall be attached to the notification. Issues not mentioned in the notification can not be discussed at the meeting of the Board of directors. If necessary, any meeting of the Board of directors may be postponed with the approval of all participating members of the Board.

8.3. All decisions of the Board of directors shall be adopted by simple majority of the votes of its members, unless otherwise established by the legal system of the Russian Federation.


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8.4.     The agenda of the meeting shall include the issues proposed for discussion by the shareholders possessing in total no less than 5% of common shares, by the members of the Board of directors, the inspection commission as well as the director.

8.5. The records of all meetings of the Board of directors shall be maintained in the established manner. The records of the meetings shall be accessible for any shareholder, member of the Board of directors or his representative at the juridical address of the Company or at another place determined by the Board. All records shall be signed by the chairman and the secretary of the meeting.


                 ARTICLE 9. COMPETENCE OF THE BOARD OF DIRECTORS

9.1 The Board of directors has the right to adopt decisions on all issues of the Company's activities and its internal affairs, except for issues included within the executive competence of the shareholder meeting.

9.2. The Board of directors is not entitled to delegate its powers to other persons or organs unless otherwise established by legislative acts of the Russian Federation and these Articles of Association.

9.3 The Board of directors shall have the following powers and be obliged to adopt the corresponding decisions:

                  recommending to the shareholders the amount, conditions and procedure of increasing or reducing the charter capital, and certifying in writing that the increase of the charter capital is equal to the fair market value of the corresponding deposit to the charter capital of the Company;
                  adopting normative documents regulating the relations within the Company;
                  adopting rules and orders of procedure of the Board meetings; approving the conclusion or termination of any transactions in which one party is the Stock company and on the other is any shareholder possessing a package of shares no less than 5% of the charter capital, a member of the Board of directors or a Company's official;
                  recommending to the shareholders the creation of branches, representations, divisions or subsidiaries;
                  in agreement with the director appointing, dismissing of officials of the Company's Board of directors;
                  establishing the procedure of presenting all accounts, reports, declarations, the system of profit and loss account, including the rules with regard to amortisation;
                  determining the policy and adopting decisions concerning the receipt and issuance of advances, loans, credits, guarantees;
                  recommending the amount of dividends to be paid to the shareholder;
                  taking of decisions on the proposal of the Board of directors concerning the implementation of investments by the Company, the volume of which exceeds ten percent (10%) of the Company's annual turnover of the preceding year;
                  approving the conclusion of transactions with assets of the Company, the volume of which exceeds twenty percent (20%) of the Company's quarterly turnover of the preceding quarter of the year in accordance with the procedure established by the shareholder meeting.


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                     ARTICLE 10. DIRECTOR AND MANAGING BODY

10.1. The director shall effectuate the leadership of the Company's activity and shall be lodged with all powers necessary to fulfil his tasks in accordance with the legal system of the Russian Federation. The director effectuates his activities in strict correspondence with the effective legal system and the present Articles of Association.

10.2. The Managing Body is the executive organ of the Company and shall act on the basis of the provisions approved by the Board of directors.

10.3. The director shall present the position of the Managing Body at the meeting of the Board of directors and the shareholder meeting.

10.4. The director has the right to implement activities on behalf of the Company without having authority.


                ARTICLE 11. ACCOUNTS AND REPORTING OF THE COMPANY

11.1. The balance sheet, the profit and loss accounts shall be made in Roubles.

11.2. The first financial year of the Company starts at the date of its registration and ends on 31 December of the current year. The following financial years correspond to the calendar year.

11.3. The balance sheet, the profit and loss account as well as other financial account documents shall be prepared in accordance with the effective laws and regulations.

11.4. At the place of the Company a full documentation shall be kept, amongst them:

- the constituent documents of the Company as well as the normative documents regulating the relations within the Company with all relevant modifications and amendments;
- all documents of the bookkeeping accounts necessary for an independent inspection of the Company as well as for controls by the relevant state organs according to the effective laws and regulations;
-        the shareholder register;
- the records of the shareholder meetings, Board of directors meetings and inspection commission meetings;
-        the list of persons having the authority to present the Company;
- the list of all members of the Board of directors and the officers of the administration of the Company.
         These documents shall be accessible for the shareholders and their authorised representatives at any time during a working day. The shareholders and their representatives are entitled to take copies of the documents mentioned except for those which are business secret of the Company.

                        ARTICLE 12 INSPECTION COMMISSION


12.1. The inspection commission shall consist of at least three (3) persons elected by the shareholders possessing more than fifty percent (50%) of the common shares of the Company. The inspection commission shall take its decision at the majority of votes of its members. On request of the Board of directors the members of the inspection commission may participate in its sessions.

12.2. No later than ten days before the annual shareholder meeting the inspectson commission shall provide the Board of directors with the report on the results of the annual audit according to the rules and procedure of financial reporting and bookkeeping accounts established in Article 11 of these Articles of Association. Unscheduled inspections by the inspection commission shall be effected on written request of the shareholders possessing at least ten percent (10%) of the Company's common shares or the majority of the members of the Board of directors. The employees of the Company shall provide the inspection commission with all necessary information and documents in due time.


            ARTICLE 13. LIQUIDATION AND REORGANISATION OF THE COMPANY

13.1.    The Company may be liquidated in the following cases:
         on decision of the general shareholder meeting;
         on decision of a court in accordance with the laws and regulations of the Russian Federation

13.2. In the case of liquidation of the Company, except for cases of liquidation on decision of a court, the Board of directors shall appoint a liquidation commission, determine the procedure and terms of liquidation and establish the period for the presentation of claims for the creditors, which shall be no less than two and no more than three months after the announcement of the liquidation.

13.3. The liquidation commission shall implement the liquidation, prepare the liquidation balance sheet and present it to the Board of directors. From the moment of its appointment the liquidation commission takes over the functions of the Board of directors, the Managing Body and the director. From this moment it is the sole authorised representative of the Company with respect to all issues of its business. At the moment of its appointment the commission takes the following measures: publish in the official press organs at the location of the Company a statement on its liquidation and the period for its creditors to present claims. The commission shall ensure the first publication in the press no later than a week after its appointment and repeat this publication no earlier than fourteen and no later than forty days. The liquidation commission shall organise the collection of debtor indebtedness and determination of creditors' claims.

13.4. The property of the Company is sold by the liquidation commission at an auction. The proceeds from that sale shall be used to meet the demands of the creditors. The remaining assets shall be distributed between the shareholders according to the procedure established in these Articles of Association.



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13.5.    In case the funds of the Company are not sufficient to meet all obligations to the creditors the funds of the Company shall be distributed between the creditors in the corresponding priority proportionally to the amount of demands of the creditors in this priority in accordance with the effective laws and regulations

13.6. The liquidation of the Company is considered complete at the moment of a corresponding notification in the State register.

13.7. The conditions and procedure of reorganisation and liquidation not established in these Articles of Association shall be governed by the effective laws and regulations.

State-owned scientific institute "Scientific physical and technical research institute of the State University of Krasnoyarsk of the Ministry of Eduction of the Russian Federation" in the person of the Director Kirko V.I. _______________



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"Advanced Technology Industries, Inc." Mr. Peter Goerke ________________________


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